UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________

 FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): October 12, 2007

XCORPOREAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18718	75-2242792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 340, Los Angeles, California 90025
(Address of principal executive offices) (Zip Code)

(310) 424-5668
(Registrant's telephone number, including area code)

CT HOLDINGS ENTERPRISES, INC.
2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

Reference is made to the current report on Form 8-K filed October 15, 200.

Effective October 12, 2007, we dismissed KBA Group LLP and appointed BDO Seidman, LLP as our independent registered public accounting firm. BDO Seidman served as the independent registered accounting firm of pre-merger Xcorporeal prior to effectiveness of the merger.

The decision regarding the end of the KBA Group engagement and the commencement of the BDO Seidman engagement was made and approved by the Audit Committee of our Board of Directors based upon the effectiveness of the merger.

During our two most recent fiscal years, we did not consult with BDO Seidman regarding any matters or events set forth in Item 304(a)(2)(i) and (ii) or Regulation S-K.

KBA Group's reports on our consolidated financial statements for each of the fiscal years ended December 31, 2006, and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that they expressed substantial doubt about our ability to continue as a going concern.

In connection with the audits of the fiscal years ended December 31, 2006, and 2005, and the interim period through October 12, 2007, there have been no disagreements between us and KBA Group on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KBA Group, would have caused it to make reference in connection with their opinion to the subject matter of the disagreements.

We have provided KBA Group with a copy of the foregoing disclosures and requested that KBA Group furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements, and, if not, stating the respects in which it does not agree. Attached is Exhibit 16.1 is a copy of KBA Group's letter, dated October 12, 2007, stating its agreement with such statements.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

No.	Description

16.1	Letter from KBA Group LLP dated October 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCORPOREAL, INC.

Date: October 16, 2007	By:	/S/ ROBERT WEINSTEIN
Robert Weinstein
Chief Financial Officer